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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              -------------------
                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                            SECURITIES ACT OF 1934

      Date of Report (Date of earliest event reported): February 2, 1998
                               ----------------

                              RACOM SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
       (State of or other jurisdiction of incorporation or organization)

                                   000-21907
                           (Commission File Number)

                                  84-1182875
                       (IRS Employer Identification No.)

            6080 Greenwood Plaza Blvd., Greenwood Village, CO 80111 (Address, including zip code, of registrant's principal executive offices)

                                 303-771-2077
             (Registrant's telephone number, including area code)

ITEM 5  - OTHER EVENTS:

On February 2, 1998, Racom Systems, Inc. ("Racom") announced an agreement in conjunction with Ramtron International Corporation ("Ramtron") granting Hitachi Ltd. ("Hitachi") a worldwide, non-exclusive license to design, manufacture and sell smart card products based on Racom's contactless, ferroelectric smart card technology, and Ramtron's proprietary ferroelectric random access memory ("FRAM-R-") technology. In addition to these license rights, Racom granted Hitachi option rights, for a predetermined option fee, to Racom's RF/ID Technology, as defined in the agreement, for a period up to December 31, 1999. As consideration for the rights granted under the agreement, Hitachi will pay certain license fees and royalties to Racom at a certain rate as defined in the agreement. As additional consideration for the rights granted under the agreement, Hitachi will provide engineering services for development of Racom's RF/ID Products, as defined in the contract, and Ramtron and Racom have a certain defined percentage call (subject to a maximum quantity) on Hitachi's production capacity of RF/ID Products. The agreement remains effective until expiration of the last of Racom's and Ramtron's patents.

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ITEM 7 - Financial Statement and Exhibits

(c.)       Exhibits:

     Exhibit No.              Title
     -----------              -----
     10.17     Amendment No. 3
               RF/ID Products to High-Density FRAM Cooperation Agreement between Racom Systems, Inc., Ramtron International Corporation and Hitachi, Ltd.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RACOM SYSTEMS, INC.


                                           By:  /s/  Lillian V. Burkey
                                              ------------------------------
                                              Lillian V. Burkey
                                              Controller


                                           By:  /s/  Richard L. Horton
                                              ------------------------------
                                              Richard L. Horton
                                              President and CEO

Date: February 2, 1998